Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-3 (No. 333-145924) of Cardinal Health, Inc.,

(2)	Registration Statements on Form S-4 (No. 333-62938 and No. 333-74761) of Cardinal Health, Inc., and

(3)	Registration Statements on Form S-8 (No. 333-42357, No. 33-64337, No. 333-72727, No. 333-91849, No. 333-71727, No. 333-68819, No. 333-90417, No. 333-90423, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-102369, No. 333-100564, No. 333-120006, No. 333-129725, No. 333-144368, No. 333-149107, 333-155156, and 333-155158) of Cardinal Health, Inc.,

of our report dated August 27, 2009, except for the impact of the matters discussed in Notes 1, 7, 17, and 21 pertaining to discontinued operations and reportable segments, as to which the date is November 16, 2009, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. included in this Current Report on Form 8-K of Cardinal Health, Inc.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Columbus, Ohio

November 16, 2009